UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 9, 2009
Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On January 14, 2009, Cardiac Science Corporation (the “Company”) issued a press release that announced its preliminary expectations regarding revenue results for the three and twelve month periods ended December 31, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information furnished under Item 2.02 of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     On January 14, 2009, the Company announced that it was implementing a restructuring of the Company’s workforce based on a plan approved on January 9, 2009. The restructuring was implemented to proactively respond to the uncertain economic environment. The workforce restructuring will reduce headcount by approximately 12% of the Company’s employees. The reductions in force are effective as of January 14, 2009. The Company expects to incur cash severance charges of approximately $1.0 - $1.2 million in the first quarter of 2009.
     Forward Looking Statements: This report contains forward looking statements relating to the Company’s anticipated plans, financial performance, and charges associated with the restructuring. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward looking statements in this report include, but are not limited to, those relating to Cardiac Science Corporation’s expectations regarding revenues for the fourth quarter and full year 2008, charges relating to the restructuring, and expectations regarding the impact of the 2009 restructuring on 2009 operating results. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks are more fully described in Cardiac Science Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the restructuring disclosed under Item 2.05 above, the position of Vice President, Corporate Controller, and Chief Accounting Officer held by Daphne Taylor was eliminated. Ms. Taylor’s employment with the Company will terminate effective January 23, 2009. As a result of Ms. Taylor’s termination, Michael Matysik, the Company’s Senior Vice President and Chief Financial Officer, will serve as the Company’s principal accounting officer.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press release of Cardiac Science Corporation dated January 14, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ MICHAEL K. MATYSIK
Michael K. Matysik
Senior Vice President and Chief Financial Officer

Dated: January 15, 2009